UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

BioAtla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39787	85-1922320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11085 Torreyana Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 558-0708

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCAB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Officer Cash Bonuses

On February 3, 2021, the Compensation Committee of the Board of Directors of BioAtla, Inc. (the “Company”), approved the following cash bonuses for 2020 for the Company’s principal financial officer and named executive officers, other than the Chief Executive Officer, based on the Company’s achievement of certain clinical development milestones and business objectives in 2020. Each executive officer will receive 110% of their target bonus as set forth below.

Name and Position	2020 Cash Bonus
Richard Waldron Chief Financial Officer	$184,321
Scott Smith President & Director	$291,005
Carolyn Anderson Short Executive Vice President and Chief of Intellectual Property and Strategy, Co-founder, and Assistant Secretary	$303,293

On February 4, 2021, the Compensation Committee recommended, and the Company’s Board of Directors approved, a cash bonus of $418,594 for 2020 for Jay Short, the Company’s Chief Executive Officer, based on the Company’s achievement of certain clinical development milestones and business objectives in fiscal year 2020. Dr. Short’s bonus reflects 110% of his target bonus.

2021 Corporate Bonus Plan

On February 3, 2021, the Compensation Committee approved and adopted the 2021 Corporate Bonus Plan (the “Bonus Plan”) and corporate performance goals under the Bonus Plan applicable for 2021. The Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s named executive officers is a participant in the Bonus Plan and subject to the 2021 corporate performance goals.

The Bonus Plan provides the executive officers with the opportunity to earn an annual cash bonus that is paid based on the achievement of corporate performance goals. Each of these performance goals receives a different weight when the bonus attainment is calculated. The corporate performance goals consist of certain clinical development milestones (55% weight), research and development goals (25% weight), and strategic objectives (20% weight). The amount of annual bonus earned depends on whether the Company achieves the performance level for the applicable corporate performance goal. Each of the performance goals is measured independently of the other. Payment of cash bonuses will be subject to attaining 50% threshold performance of the weighted combination of the corporate performance goals overall. Actual payouts may range from 50% to 125% of target, based on performance.

The target annual bonus amount for each participating executive officer is set at a percentage of the named executive officer’s annual base salary as set forth in the table below:

Name and Position	Percentage Target of Base Salary
Jay Short Chief Executive Officer	60%
Richard Waldron Chief Financial Officer	40%
Scott Smith President & Director	50%
Carolyn Anderson Short Executive Vice President and Chief of Intellectual Property and Strategy, Co-founder, and Assistant Secretary	50%

The annual cash bonus for each executive officer will be equal to (1) the applicable target annual bonus amount multiplied by (2) the percentage achievement applicable to the weighted combination of those goals identified above as achieved by the Company in 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

By:	/s/ Jay M. Short
Names: Jay M. Short
Title: Chief Executive Officer

Date: February 9, 2021